Exhibit 4.8
CANADIAN REVOLVING NOTE
February 29, 2008
FOR VALUE RECEIVED, the EMS Technologies Canada, Ltd., a Canadian federal corporation (the “Canadian Borrower”) hereby promises to pay to Wachovia Bank, N.A. or registered assigns (the “Canadian Lender”) in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Canadian Revolving Loan from time to time made by the Canadian Lender to the Canadian Borrower under that certain Credit Agreement dated as of February 29, 2008 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among EMS Technologies, Inc., a Georgia corporation, the Canadian Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
The Canadian Borrower promises to pay interest on the unpaid principal amount of each Canadian Revolving Loan from the date of such Canadian Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Canadian Administrative Agent for the account of the Canadian Lender in the applicable currency, in immediately available funds at the Canadian Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Canadian Revolving Note is one of the Canadian Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Canadian Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Canadian Revolving Loans made by the Canadian Lender shall be evidenced by one or more loan accounts or records maintained by the Canadian Lender in the ordinary course of business. The Canadian Lender may also attach schedules to this Canadian Revolving Note and endorse thereon the date, amount and maturity of its Canadian Revolving Loans and payments with respect thereto.
The Canadian Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Canadian Revolving Note.
THIS CANADIAN REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EMS TECHNOLOGIES CANADA, LTD., a Canadian federal corporation
By:	/s/ Don T. Scartz
Name:
Title:

CANADIAN REVOLVING NOTE
February 29, 2008
FOR VALUE RECEIVED, the EMS Technologies Canada, Ltd., a Canadian federal corporation (the “Canadian Borrower”), hereby promises to pay to SunTrust Bank or registered assigns (the “Canadian Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Canadian Revolving Loan from time to time made by the Canadian Lender to the Canadian Borrower under that certain Credit Agreement dated as of February 29, 2008 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among EMS Technologies, Inc., a Georgia corporation, the Canadian Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
The Canadian Borrower promises to pay interest on the unpaid principal amount of each Canadian Revolving Loan from the date of such Canadian Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Canadian Administrative Agent for the account of the Canadian Lender in the applicable currency, in immediately available funds at the Canadian Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Canadian Revolving Note is one of the Canadian Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Canadian Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Canadian Revolving Loans made by the Canadian Lender shall be evidenced by one or more loan accounts or records maintained by the Canadian Lender in the ordinary course of business. The Canadian Lender may also attach schedules to this Canadian Revolving Note and endorse thereon the date, amount and maturity of its Canadian Revolving Loans and payments with respect thereto.
The Canadian Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Canadian Revolving Note.
THIS CANADIAN REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EMS TECHNOLOGIES CANADA, LTD., a Canadian federal corporation
By:	/s/ Don T. Scartz
Name:
Title: